8% SERIES B UNSECURED CONVERTIBLE DEBENTURE AND WARRANTS PURCHASE AGREEMENT

                                     Between

                                  Airtrax, Inc.

                                       and

                          Excalibur Limited Partnership

     THIS 8% SERIES B UNSECURED CONVERTIBLE DEBENTURE AND WARRANTS PURCHASE AGREEMENT, dated as of May 31, 2005 (the "Agreement"), is entered into by and between Excalibur Limited Partnership (the "Investor") and Airtrax, Inc. (Nasdaq OTC Bulletin Board: AITX.OB), a corporation organized and existing under the laws of the State of New Jersey (the "Company").

     WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company in the aggregate (i) $500,000 principal amount of the Debenture (as defined below) and (ii) Warrants (as defined below) to purchase shares of the Common Stock (as defined below); and

     WHEREAS, such investments will be made in reliance upon the provisions of Regulation S ("Regulation S") and/or Section 4(2) ("Section 4(2)") and/or
Section 4(6) of the United States Securities Act of 1933, as amended, and/or Regulation D ("Regulation D") and the other rules and regulations promulgated thereunder (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in securities to be made hereunder.

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties hereto agree as follows.

                                    ARTICLE I

                               Certain Definitions

     In addition to the definitions set forth in the text of this Agreement, the following capitalized terms shall have the meanings ascribed to them below:

     "Capital Shares" shall mean the Common Stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

     "Capital Shares Equivalents" shall mean any securities, rights, or obligations that are convertible into or exchangeable for or give any right to subscribe for any Capital Shares of the Company or any Warrants, options or other rights to subscribe for or purchase Capital Shares or any such convertible or exchangeable securities.

     "Closing" shall mean each closing of the purchase and sale of the Debenture and Warrants pursuant to Section 2.1.

     "Closing Date" shall mean the closing of the purchase and sale of the Debenture and Warrants under Section 2.1 hereof.

     "Common Stock" shall mean the Company's common stock, no par value per share.

     "Conversion Shares" shall mean the shares of Common Stock issuable upon conversion of the Debenture and any shares of Common Stock issued as interest on the Debenture.

     "Conversion Price" shall mean the Conversion Price, as that term is defined in the Debenture.

     "Damages" shall mean any loss, claim, damage, judgment, penalty, deficiency, liability, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements and reasonable costs and expenses of expert witnesses and investigation).

     "Debenture" shall mean the 8% Series B Unsecured Convertible Debenture, substantially in the form attached hereto as Exhibit A.

     "Disclosure Schedule" shall mean the written disclosure schedule delivered on or prior to the date hereof by the Company to the Investor that is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Agreement.

     "Effective Date" shall mean the date on which the SEC first declares effective a Registration Statement registering the resale of the Registrable Securities applicable to a particular Closing as set forth in the Registration Rights Agreement.

     "Escrow Agent" shall have the meaning set forth in the Escrow Agreement.

     "Escrow Agreement" shall mean the Escrow Agreement in substantially the form of Exhibit D hereto executed and delivered contemporaneously with this Agreement.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "GAAP" shall mean generally accepted accounting principles in the United States as shall be in effect from time to time.

     "Irrevocable Transfer Agent Instructions" shall mean the Irrevocable Transfer Agent Instructions, in the form of Exhibit F attached hereto, from the Company to the Company's transfer agent.

     "Issue Date" shall mean the date on which Debenture and Warrants are issued pursuant to Article II.

     "Legend" shall mean the legend set forth in Section 9. 1.

     "Material Adverse Effect" shall mean any effect on the business, operations, properties, prospects, stock price or financial condition of the Company that is material and adverse to the Company, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under the Transaction Documents in any material respect.

     "Outstanding" when used with reference to Shares, shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that "Outstanding" shall not mean any such Shares then directly or indirectly owned or held by or for the account of the Company.

     "Person" shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Principal Market" shall mean the American Stock Exchange, the New York Stock Exchange, the NASDAQ National Market, or the NASDAQ Small-Cap Market, whichever is at the time the principal trading exchange or market for the Common Stock in the United States, based upon share volume, or if the Common Stock is not then traded on an exchange or market, the Nasdaq OTC Bulletin Board.

     "Purchase Price" shall mean the principal amount of the Debenture to be purchased pursuant to Section 2.1.

     "Registrable Securities" shall mean the Conversion Shares and the Warrant Shares until (i) the Registration Statement has been declared effective by the SEC, and all Conversion Shares and Warrant Shares have been disposed of pursuant to the Registration Statement, (ii) all Conversion Shares and Warrant Shares have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (iii) all Conversion Shares and Warrant Shares have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or (iv) such time as, in the opinion of counsel to the Company, all Conversion Shares and Warrant Shares may be sold within a 90-day period pursuant to Rule 144 (or any similar provision then in effect) under the Securities Act.

     "Registration Rights Agreement" shall mean the agreement regarding the filing of the Registration Statement for the resale of the Registrable Securities, entered into between the Company and the Investor as of the Closing Date substantially in the form annexed hereto as Exhibit C.

     "Registration Statement" shall mean one or more registration statements on Form S-3 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on Form SB-2 or such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the resale by the Investor of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement, the Registration Rights Agreement and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities" shall mean the Debenture, the Warrants, the Conversion Shares and the Warrant Shares, collectively.

     "Securities Act" shall have the meaning set forth in the recitals of this Agreement.

     "SEC Documents" shall mean each report, proxy statement or registration statement filed by the Company with the SEC pursuant to the Exchange Act or the Securities Act from the initial filing with the SEC through the date hereof.

     "Shares" shall mean shares of Common Stock or Capital Shares.

     "Trading Day" shall mean any day during which the Principal Market shall be open for business.

     "Transaction Documents" shall mean this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Debenture, the Warrants, the Irrevocable Transfer Agent Instructions and each of the other agreements, documents and instruments entered into and delivered by the parties hereto in connection with the transactions contemplated by this Agreement.

     "Warrants" shall mean the Warrants issued at Closing substantially in the form of Exhibit B to be issued to the Investor hereunder.

     "Warrant Shares" shall mean all shares of Common Stock or other securities issued or issuable pursuant to exercise of the Warrants.

                                   ARTICLE II

             Purchase and Sale of Convertible Debenture and Warrants

Section 2.1.  Investment.
              -----------

     (a) Upon the terms and subject to the conditions set forth herein, on the Closing Date, the Company shall sell, and the Investor shall purchase, $500,000 in principal amount of the Debenture at the applicable Purchase Price and Warrants in an amount and with an exercise price as provided in Section 2.1(c).

     (b) The Closing shall occur on the Closing Date at the Escrow Agent's offices, at which time the Escrow Agent (x) shall release to the Investor the Debenture and Warrants to be issued on such Closing Date and (y) shall release to the Company the Purchase Price in immediately available funds (after all fees have been paid as set forth in the Escrow Agreement to be paid on the Closing
Date), pursuant to the terms of the Escrow Agreement.

     (c) The number of Warrants to be issued to the Investor at the Closing shall be 384,615 (calculated as an amount equal to 100% of the quotient of (i) the principal amount of the Debenture issued at the Closing divided by (ii) the Conversion Price on the Closing Date). The exercise price of the Warrants shall be $2.11 per share, subject to adjustment as provided in the Warrant. The Warrants shall have a term of five years from the Issue Date.

     (d) Company Closing Conditions. The obligation of the Company hereunder to issue and sell the Debenture and Warrants to the Investor at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

          (i) The Investor shall have executed each of the Transaction Documents to be executed by them and delivered the same to the Company.

          (ii) The Escrow Agent shall have delivered to the Company the Purchase Price for the Debenture and the Warrants being purchased by the Investor at the Closing (less any amounts withheld pursuant to the Escrow Agreement) by wire transfer of immediately available funds pursuant to the written wire instructions provided by the Company.

          (iii) The representations and warranties of the Investor shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Investor shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing Date.

     (e) Investor Closing Conditions. The obligation of the Investor hereunder to purchase the Debenture and Warrants at the Closing is subject to the satisfaction, at or before the Closing Date thereof, of each of the following conditions, provided that these conditions are for the Investor's sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

          (i) The Company shall have executed each of the Transaction Documents to be executed by it and delivered the same to the Investor.

          (ii) The Common Stock shall be authorized for quotation on the Principal Market, trading in the Common Stock shall not have been suspended by the Principal Market or the SEC at any time beginning on the date hereof and through and including the Closing Date, and the Company shall not have been notified of any pending or threatened proceeding or other action to delist or suspend trading in the Common Stock.

          (iii) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Investor shall have received a certificate, executed by the Company's Chief Executive Officer, dated as of the Closing Date, to the foregoing effect.

          (iv) The Investor shall have received the opinion of the Company's counsel dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Investor and in substantially the form of Exhibit G attached hereto.

          (v) The Company shall have executed and delivered (or shall have caused the Escrow Agent to deliver) to the Investor the Debenture (in such denominations as the Investor shall request) being purchased by the Investor at the Closing.

          (vi) The Company shall have executed and delivered (or shall have caused the Escrow Agent to deliver) to the Investor the Warrants (in such denominations as the Investor shall request) being purchased by the Investor at the Closing.

          (vii) As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the issuance of the shares of Common Stock issuable in connection with this Agreement, a number of shares of Common Stock equal to at least 120% of the number of (x) Conversion Shares issuable upon conversion of the Debenture to be outstanding on the Closing Date (assuming all the Debenture were fully convertible on such date regardless of any limitations on the timing or amount of such conversions) and (y) Warrant Shares issuable upon exercise of the Warrants to be outstanding on the Closing Date (assuming all such Warrants were fully exercisable on such date regardless of any limitation on the timing or amount of such exercises).

          (viii) The Company shall have delivered the Irrevocable Transfer Agent Instructions to its Transfer Agent, and such Transfer Agent shall have acknowledged receipt thereof in writing.

          (ix) The Company shall have delivered to the Investor a certificate evidencing the good standing of the Company in New Jersey (and in any states where the Company is required to be qualified to do business) issued by the Secretary of State of such states as of a date within fifteen (15) days of the Closing Date.

          (x) The Company shall have delivered to the Investor a certified copy of its Certificate of Incorporation as certified by the Secretary of State of the State of New Jersey dated within fifteen (15) days of the Closing Date.

          (xi) The Company shall have delivered to the Investor a certificate, executed by the Company's Secretary dated the Closing Date, as to (i) the Resolutions described in Section 4.2, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect on the Closing Date.

          (xii) The Company shall have delivered to the Investor such other documents relating to the transactions contemplated by this Agreement as the Investor or its counsel may reasonably request.

Section 2.2. Liquidated Damages. The parties hereto acknowledge and agree that the sums payable pursuant to the Registration Rights Agreement shall constitute liquidated damages and not penalties. The parties further acknowledge that (a) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (b) the amounts specified in the Registration Rights Agreement and the Debenture bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by the Investor in connection with the failure by the Company to timely cause the registration of the Registrable Securities and (c) the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length.

                                   ARTICLE III

                 Representations and Warranties of the Investor

The Investor represents and warrants to the Company that:

Section 3.1. Intent. The Investor is entering into this Agreement for its own account for investment purposes only and not with a view to or for sale in connection with any distribution of the Securities. The Investor has no present arrangement (whether or not legally binding) at any time to sell the Securities to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold such securities for any minimum or other specific term and reserves the right to dispose of the Conversion Shares and Warrant Shares at any time in accordance with federal and state securities laws applicable to such disposition.

Section 3.2. Sophisticated Investor. The Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such knowledge and experience in business and financial matters that it has the capacity to protect its own interests in connection with this transaction and is capable of evaluating the merits and risks of an investment in the Securities. The Investor acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

Section 3.3. Authority. This Agreement and each agreement attached as an Exhibit hereto that is required to be executed by Investor has been duly authorized and validly executed and delivered by the Investor and is a valid and binding obligation of the Investor enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

Section 3.4. Not an Affiliate. The Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

Section 3.5. Disclosure; Access to Information. The Investor has received all documents, records, books and other publicly available information pertaining to Investor's investment in the Company that have been requested by the Investor. The Company is subject to the periodic reporting requirements of the Exchange Act, and the Investor has reviewed copies of all SEC Documents deemed relevant by Investor in order for it to make an informed decision to purchase the Securities.

Section 3.6 Not a U. S. Person. The Investor is not a U. S. Person (as defined for purposes of Regulation S) and is not acquiring the Securities for the account or benefit of a U. S. Person.

Section 3.7. Manner of Sale. At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

                                   ARTICLE IV

                  Representations and Warranties of the Company

     The Company represents and warrants to the Investor that, except as set forth on the Disclosure Schedule, if any, prepared by the Company and delivered herewith:

Section 4.1. Organization of the Company. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of New Jersey and has all requisite corporate authority to own its properties and to carry on its business as now being conducted. The Company has no subsidiaries. The Company is duly qualified and is in good standing as a foreign corporation to do business in every jurisdiction in which the nature of the business conducted or property owned or leased by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

Section 4.2. Authority. (i) The Company has the requisite corporate power and corporate authority to enter into and perform its obligations under the Transaction Documents and to issue the Debenture, the Conversion Shares, the Warrants and the Warrant Shares pursuant to their respective terms, (ii) the execution, issuance and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) the Transaction Documents have been duly executed and delivered by the Company and shall constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. The Company has duly and validly authorized and reserved for issuance shares of Common Stock sufficient in number for the conversion of the Debenture and for the exercise of the Warrants. The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of the Conversion Shares. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Debenture and Warrant Shares upon exercise of the Warrants in accordance with this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

Section 4.3. Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, no par value per share, of which 21,764,581 shares were issued and outstanding as of May 19, 2005. Except for outstanding options and warrants as set forth in the SEC Documents, there are no outstanding Capital Shares Equivalents nor any agreements or understandings pursuant to which any Capital Shares Equivalents may become outstanding. Except as set forth in the Disclosure Schedule, the Company is not a party to any agreement granting preemptive, registration or anti-dilution rights to any Person with respect to any of its equity or debt securities. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and were issued in compliance with all applicable federal and state securities laws.

Section 4.4. Common Stock. The Company has registered its Common Stock pursuant to Section 12(b) or (g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company is in compliance with all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on, the Principal Market. As of the date hereof, the Principal Market is the Nasdaq OTC Bulletin Board and the Company has not received any notice regarding, and to its knowledge there is no threat of, the termination or discontinuance of the eligibility of the Common Stock for such posting or listing.

Section 4.5. SEC Documents. The Company has not provided to the Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents (a) complied in all material respects with the requirements of the Securities Act or Exchange Act, as the case maybe, and rules and regulations of the SEC promulgated thereunder, and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto at the time of such inclusion. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments). The Company does not have any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described in the financial statements or in the notes thereto in accordance with GAAP, which was not fully reflected in, reserved against or otherwise described in the financial statements or the notes thereto included in the SEC Documents or was not incurred in the ordinary course of business consistent with the Company's past practices since the last date of such financial statements. No other information provided by or on behalf of the Company to the Investor that is not included in the SEC Documents, including, without limitation, information referred to in
Section 3.5 of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading.

Section 4.6. Exemption from Registration; Valid Issuances. Subject to the accuracy of the Investor's representations in Article III, the sale of the Debenture, the Conversion Shares, the Warrants and the Warrant Shares will not require registration under the Securities Act and/or any applicable state securities law (other than any SEC, Principal Market or state securities filings that may be required to be made by the Company subsequent to Closing and any registration statement that may be filed pursuant hereto). When issued and paid for in accordance with the Warrants and validly converted in accordance with the terms of the Debenture, the Conversion Shares and the Warrant Shares will be duly and validly issued, fully paid, and non-assessable. Neither the sales of the Debenture, the Conversion Shares, the Warrants or the Warrant Shares pursuant to, nor the Company's performance of its obligations under, the Transaction Documents will (i) result in the creation or imposition by the Company of any liens, charges, claims or other encumbrances upon the Debenture, the Conversion Shares, the Warrants or the Warrant Shares or, except as contemplated herein, any of the assets of the Company, or (ii) entitle the holders of Outstanding Capital Shares to preemptive or other rights to subscribe for or acquire the Capital Shares or other securities of the Company. None of the Securities shall subject the Investor to personal liability to the Company or its creditors by reason of the possession thereof.

Section 4.7. No Directed Selling, General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its affiliates nor, to the knowledge of the Company, any person acting on its or their behalf (i) has engaged or will engage in any directed selling efforts in violation of the requirements of Regulation S, (ii) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to the sale of the Debenture or the Warrants, or (iii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the sale of the Securities under the Securities Act.

Section 4.8. No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of and payment of interest upon the Debenture, the Conversion Shares, the Warrants and the Warrant Shares, do not and will not (i) result in a violation of the Company's Certificate of Incorporation or By-Laws or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument, or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, nor is the Company otherwise in violation of, conflict with or default under any of the foregoing (except in each case for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not have, individually or in the aggregate, a Material Adverse Effect). The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate would not result in a Material Adverse Effect. The Company's business is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate would not result in a Material Adverse Effect. The Company is not required under any federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Debenture or the Warrants in accordance with the terms hereof (other than any SEC, Principal Market or state securities filings that may be required to be made by the Company subsequent to Closing and any registration statement that may be filed pursuant hereto); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein. The Company is not in violation of the listing or posting requirements of the Principal Market as in effect on the date hereof and is not aware of any facts which would reasonably lead to delisting of the common Stock by the Principal Market in the foreseeable future.

Section 4.9. No Material Adverse Change. Since December 31, 2004 no Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in the SEC Documents filed prior to the date hereof and available on EDGAR.

Section 4.10. No Undisclosed Events or Circumstances. Since December 31, 2004, no event or circumstance has occurred or exists with respect to the Company or its respective business, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

Section 4.11. No Integrated Offering. The Company has not, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Debenture, the Warrants, the Conversion Shares or the Warrant Shares under the Securities Act or cause this offering of securities to be integrated with prior offerings of securities by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market; nor will the Company take any action or steps that would require registration of the Securities offered hereby under the Securities Act or cause the offering of the Securities to be integrated with other offerings.

Section 4.12. Litigation and Other Proceedings. Except as disclosed in the SEC Documents, there are no lawsuits or proceedings pending or, to the knowledge of the Company, threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which could reasonably be expected to have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency which could result in a Material Adverse Effect. There is no action, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

Section 4.13. No Misleading or Untrue Communication. The Company and, to the knowledge of the Company, any person representing the Company, or any other person selling or offering to sell the Debenture or the Warrants in connection with the transaction contemplated by this Agreement, have not made, at any time, any oral communication in connection with the offer or sale of the same which, together with all such communications, including the SEC Documents, taken as a whole, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

Section 4.14. Insurance. The Company maintains property and casualty, general liability, workers' compensation, environmental hazard, personal injury, directors' and officers' liability and other similar types of insurance with financially sound and reputable insurers that is adequate, consistent with industry standards and the Company's historical claims experience. The Company has not received notice from, and has no knowledge of any threat by, any insurer (that has issued any insurance policy to the Company) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy presently in force.

Section 4.15. Tax Matters.

     (a) The Company has filed all Tax Returns which it is required to file under applicable laws; all such Tax Returns are true and accurate in all material respects and have been prepared in compliance with all applicable laws; the Company has paid all Taxes due and owing by it (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authorities all Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third parties, except for the failure to pay such amounts as would not cause a Material Adverse Effect; and since December 31, 2004, the charges, accruals and reserves for Taxes with respect to the Company (including any provisions for deferred income taxes) reflected on the books of the Company are adequate to cover any Tax liabilities of the Company if its current tax year were treated as ending on the date hereof.

     (b) For purposes of this Section 4.15:

          "IRS" means the United States Internal Revenue Service. ---

          "Tax" or "Taxes" means federal, state, county, local, foreign, or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

          "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

Section 4.16. Property. Except as disclosed in the SEC Documents, the Company has good and marketable title to all real and personal property owned by it, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and to the Company's knowledge any real property and buildings held under lease by the Company as tenant are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and intended to be made of such property and buildings by the Company.

Section 4.17. Intellectual Property Rights. The Company has sufficient title and ownership of or is licensed under all patents, patent applications, trademarks, service marks, trade names, copyrights, and all registrations and applications for registration of any of the foregoing, and all trade secrets, information, inventions, computer programs owned or licensed by the Company, documentation, proprietary rights and processes (collectively, "Intellectual Property") necessary for its business as now conducted and as currently proposed to be conducted without any conflict with and without infringement of the rights of others. The Company has not received any communications alleging that it has violated or, by conducting its businesses as currently proposed to be conducted, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, and the Company has no knowledge of any basis for such claim.

Section 4.18 Proprietary Information; Noncompetition Covenants.The Company has done nothing to compromise the secrecy, confidentiality or value of any of its trade secrets, know-how, inventions, prototypes, designs, processes or technical data required to conduct its business as now conducted or as proposed to be conducted. The Company has taken in the past and will take in the future reasonable security measures to protect the secrecy, confidentiality and value of all its trade secrets, know-how, inventions, prototypes, designs, processes, and technical data important to the conduct of its business.

Section 4.19. Internal Controls and Procedures. The Company maintains books and records and internal accounting controls which provide reasonable assurance that
(i) all transactions to which the Company is a party or by which its properties are bound are executed with management's authorization; (ii) the recorded accounting of the Company's consolidated assets is compared with existing assets at regular intervals; (iii) access to the Company's consolidated assets is permitted only in accordance with management's authorization; and (iv) all transactions to which the Company is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with GAAP.

Section 4.20. Employees. The Company has no collective bargaining agreements with any of its employees and there is no labor-union-organizing activity pending or to the best of the Company's knowledge threatened with respect to the Company.


Section 4.21. Environmental Matters.

     (a) The Company has duly complied with, and, to the best knowledge of the Company, all the real estate owned or leased by it either currently or in the past (hereinafter referred to collectively as the "Premises") are in compliance in all material respects with, the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder.

     (b) The Company has been issued, and will maintain, all federal, state and local permits, licenses, certificates and approvals known to the Company to be required relating to (i) air emissions, (ii) discharges to surface water or ground water, (iii) noise emissions, (iv) solid or liquid waste disposal, (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder, as hazardous or potentially hazardous), or (vi) other environmental, health and safety matters.

     (c) The Company has not received notice of, nor does the Company know of any facts that might constitute, any violation of any federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder, that relate to the use, ownership or occupancy of any of the Premises, and the Company is not in violation of any covenants, conditions, easements, rights-of-way or restrictions affecting any of the Premises or any rights appurtenant thereto.

     (d) Except in accordance with a valid governmental permit, license, certificate or approval, the Company has not caused any emission, spill, release or discharge into or upon (i) the air, (ii) soils or any improvements located thereon, (iii) surface water or ground water, or (iv) the sewer, septic system or waste treatment, storage or disposal system servicing any of the Premises, of any toxic or hazardous substances or wastes at or from any of the Premises.

     (e) There has been no complaint, order, directive (other than directives applicable to the general public), claim, citation or notice by any governmental authority or any other person or entity with respect to (i) air emissions, (ii) spills, releases or discharges to soils or any improvements located thereon, surface water, ground water or the sewer, septic system or waste treatment, storage or disposal systems servicing any of the Premises, (iii) noise emissions, (iv) solid or liquid waste disposal, (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes or (vi) other environmental, health or safety matters affecting the Company, any of the Premises or any improvements located thereon, or the businesses thereon conducted.

Section 4.22. Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under the laws of the state of its incorporation which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the securities issuable hereunder and the Investor's ownership of such securities.

Section 4.23 Registration Rights. Except as provided in the Registration Rights Agreement or as disclosed in the Disclosure Schedule, the Company is not under any obligation to register any of its presently outstanding securities (or any of its securities that may be issued upon exercise or conversion of presently outstanding securities).

Section 4.24 Finders' Fees. Except as disclosed in the Disclosure Schedule, the Company represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement. The Company hereby agrees to indemnify and to hold the Investor harmless of and from any liability for any commission or compensation in the nature of a finder's fee (including any fee listed on the Disclosure Schedule) to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its employees or representatives is responsible.

Section 4.25 Absence of Rights Agreement. Except as described in the Disclosure Schedule, the Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change of control of the Company.

                                    ARTICLE V

                            Covenants of the Investor

The Investor covenants with the Company that:

Section 5.1. Compliance with Law. The Investor's trading activities with respect to shares of the Company's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of the Principal Market on which the Company's Common Stock is listed.

Section 5.2 Regulation S Compliance. The Investor agrees that any hedging transactions with respect to the Common Stock will only be conducted in compliance with Regulation S. The Investor understands and acknowledges that the Company may refuse to register the transfer of any Securities unless made in accordance with the registration or exemption provisions of the Securities Act.

                                   ARTICLE VI

                            Covenants of the Company

Section 6.1. Best Efforts. The Company shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Article II of this Agreement.

Section 6.2. Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect and the Company shall comply with the terms thereof.

Section 6.3. Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to issue the Conversion Shares and the Warrant Shares pursuant to any conversion of the Debenture or exercise of the Warrants in an amount not less than 120% of the number needed to provide for the issuance of Conversion Shares and Warrant Shares, as may be adjusted from time to time. The Company further agrees that if at any time 120% of the number of shares of Common Stock issuable upon conversion of the Debenture and exercise of the Warrants would cause the Company to be obligated to issue a number of shares of Common Stock in excess of its authorized capital (after taking into account all other Capital Shares Equivalents then existing), it shall promptly commence all necessary corporate and stockholder action necessary to increase its authorized capital so as to eliminate the aforesaid condition.

Section 6.4. Listing of Common Stock. The Company hereby agrees to maintain the listing or quotation of the Common Stock on a Principal Market, and as soon as required by the rules of the Principal Market to list the Conversion Shares and the Warrant Shares on the Principal Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Principal Market, it will include in such application the Conversion Shares and the Warrant Shares, and will take such other action as is necessary or desirable in the opinion of the Investor to cause the Conversion Shares and Warrant Shares to be listed on such other Principal Market as promptly as possible. The Company will take all action necessary to continue the listing and trading of its Common Stock on a Principal Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market and shall provide Investor with copies of any correspondence to or from such Principal Market which questions or threatens delisting of the Common Stock, within three (3) Trading Days of the Company's receipt thereof, until the Investor has disposed of all of its Registrable Securities.

Section 6.5. Exchange Act Registration. The Company will cause its Common Stock to continue to be registered under Section 12(b) or (g) of the Exchange Act, will use its best efforts to comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act until the Investor has disposed of all of its Registrable Securities.

Section 6.6. Legends. The certificates evidencing the Registrable Securities shall be free of legends, except as set forth in Article IX.

Section 6.7. Corporate Existence; Conflicting Agreements. The Company will take all steps necessary to preserve and continue the corporate existence of the Company. The Company shall not enter into any agreement, the terms of which agreement would restrict or impair the right or ability of the Company to perform any of its obligations under this Agreement or any of the other Transaction Documents.

Section 6.8. Consolidation; Merger. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument or by operation of law the Company's obligations under this Agreement, including the obligation to deliver to the Investor such shares of stock and/or securities as the Investor is entitled to receive pursuant to this Agreement and the Debenture.

Section 6.9. Issuance of Debenture and Warrant Shares. The sale of the Debenture and the Warrants and the issuance of the Warrant Shares pursuant to exercise of the Warrants and the Conversion Shares upon conversion of the Debenture shall be made in accordance with the provisions and requirements of Regulation S (or if that exemption shall fail for any reason, then in accordance with Section 4(2), 4(6) or Regulation D) and any applicable state securities law. The Company shall make any necessary SEC and "blue sky" filings required to be made by the Company in connection with the sale of such securities to the Investor as required by all applicable laws, and shall provide a copy thereof to the Investor promptly after such filing.

Section 6.10. Relief in Bankruptcy. The Company shall not seek judicial relief from its obligations hereunder except pursuant to the Bankruptcy Code.

Section 6.11. Use of Proceeds. The Company will use the proceeds from the sale of the Debenture and the Warrants for general working capital purposes.

Section 6.12. Suspension of Trading. In addition any other remedies which the Investor has under this Agreement and under applicable law, for each business day on which trading in the shares of Common Stock is suspended or prohibited on the Principal Market for more than five (5) Trading Days, the Company shall pay the Investor an amount equal to 0.2% of the product of (1) the number of Conversion Shares and Warrant Shares (assuming the exercise in full of the

Warrants) then held by the Investor or into which the Debenture is then convertible and for which the Warrants are then exercisable and (2) the closing sale price of the Common Stock on the Trading Day prior to such suspension or prohibition. The cumulative amounts which have accrued shall be paid by the Company to the Investor every seven (7) business days after the date of such suspension or prohibition.

Section 6.13. Form 8-K Filing Requirement. As required by SEC rules, the Company agrees to disclose on Form 8-K the Regulation S sales being made hereunder within the time period required under SEC rules.




                                   ARTICLE VII

                            Survival; Indemnification

Section 7.1. Survival. The representations, warranties and covenants made by each of the Company and the Investor in this Agreement, the annexes, schedules and Exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement, shall survive any Closing and the consummation of the transactions contemplated hereby. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement, irrespective of any investigation made by or on behalf of such party on or prior to any Closing Date.

Section 7.2. Indemnity.

     (a) The Company shall indemnify and hold harmless the Investor, its respective Affiliates (as defined in SEC Rule 405) and their respective officers, directors, partners and members (collectively, the "Investor Indemnitees"), from and against any and all Damages, and shall reimburse the Investor Indemnitees for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Investor Indemnitees and to the extent arising out of or in connection with:

          (i) any misrepresentation, omission of fact or breach of any of the Company's representations or warranties contained in any of the Transaction Documents, the annexes, schedules or exhibits thereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant thereto; or

          (ii) any failure by the Company to perform any of its covenants, agreements, undertakings or obligations set forth in any of the Transaction Documents, the annexes, schedules or exhibits thereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant thereto; or

          (iii) any action instituted against the Investor by any stockholder of the Company, who is not an Affiliate (as defined above) of the Investor, with respect to any of the transactions contemplated by the Transaction Documents.

     (b) The Investor hereby agrees to indemnify and hold harmless the Company, its Affiliates and their respective officers, directors, partners and members (collectively, the "Company Indemnitees"), from and against any and all Damages, in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with:

          (i) any misrepresentation, omission of fact, or breach of any of the Investor's representations or warranties contained in any of the Transaction Documents, the annexes, schedules or exhibits thereto or any instrument, agreement or certificate entered into or delivered by the Investor pursuant to any of the Transaction Documents; or

          (ii) any failure by the Investor to perform any of its covenants, agreements, undertakings or obligations set forth in any of the Transaction Documents or any instrument, certificate or agreement entered into or delivered by the Investor pursuant thereto.

Section 7.3. Notice. Promptly after receipt by either party thereto seeking indemnification pursuant to Section 7.2 (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party from whom indemnification pursuant to Section
7.2 is being sought (the "Indemnifying Party") of the commencement thereof, but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is actually prejudiced by such omission or delay. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

Section 7.4. Direct Claims. In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party. If the Indemnifying Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration conducted in accordance with the procedures and rules of the American Arbitration Association as set forth in
Article X. Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.


                                  ARTICLE VIII


                    Non-Disclosure of Non-Public Information.


Section 8.1. Non-Disclosure of Non-Public Information. The Company shall not disclose material non-public information to the Investor, advisors to or representatives of the Investor unless prior to disclosure of such information the Company identifies such information as being nonpublic information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Investor's advisors and representatives to enter into a confidentiality agreement in form and content reasonably satisfactory to the Company and the Investor.


                                   ARTICLE IX

                      Legends; Transfer Agent Instructions

Section 9.1. Legends. Unless otherwise provided below, each certificate representing Registrable Securities will bear the following legend or equivalent (the "Legend"):

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM SUCH REGISTRATION.

Section 9.2. Transfer Agent Instructions. Upon Closing, the Company will issue to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock upon the Company's appointment of any such substitute or replacement transfer agent) instructions substantially in the form of Exhibit F hereto. Such instructions shall be irrevocable by the Company from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be.

Section 9.3. No Other Legend or Stock Transfer Restrictions. No legend other than the one specified in Section 9.1 has been or shall be placed on the share certificates representing the Registrable Securities and no instructions or "stop transfer orders," "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article IX. After the Effective Date applicable to the Registrable Securities, upon request of the Investor the Company will substitute certificates without restrictive legends for certificates for any Conversion Shares or Warrant Shares issued prior to such Effective Date which bear restrictive legends and remove any stop-transfer restriction relating thereto promptly, but in no event later than five (5) Trading Days after request for removal.

Section 9.4. Investor's Compliance. Nothing in this Article shall affect in any way each Investor's obligations to comply with all applicable securities laws upon resale of the Common Stock.

Section 9.5. Transfers without Registration. If the Investor provides the Company with an opinion of counsel, in a form generally acceptable to the Company, that registration of a resale by the Investor of any Conversion Shares or Warrant Shares is not required under the Securities Act, the Company shall permit the transfer and promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Investor and, if such opinion provides that such legends can be removed, without any restrictive legends.

Section 9.6. Injunctive Relief. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Article IX will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Article IX, that the Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

                                    ARTICLE X

                           Choice of Law; Arbitration

Section 10.1. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

                                   ARTICLE XI

                                   Assignment

Section 11.1. Assignment. Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, (a) the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any permitted transferee of any of the Debenture or Warrants purchased or acquired by the Investor hereunder with respect to the Debenture or Warrants held by such person, and (b) the Investor's interest in this Agreement may be assigned at any time, in whole or in part, to any other person or entity (including any Affiliate of the Investor) who agrees to make the representations and warranties contained in Article III and who agrees to be bound by the terms of this Agreement.

                                   ARTICLE XII

                                     Notices

Section 12.1. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) hand delivered, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid,
(iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of sending by reputable courier service, fully prepaid, addressed to such address, or (c) upon actual receipt of such mailing, if mailed. The addresses for such communications shall be:

If to the Company:                 Airtrax, Inc.
                                   870B Central Avenue
                                   Hammonton, NJ 08037
                                   Attention: Peter Amico
                                   Telephone: (609) 567-7800
                                   Facsimile: (609) 567-7895


with a copy to
(shall not constitute notice):     Sichenzia Ross Friedman Ference LLP
                                   1065 Avenue of the Americas, 21st Floor
                                   New York, NY 10021
                                   Attention:  Richard A. Friedman, Esq.
                                   Telephone: (212) 930-9700
                                   Facsimile:  (212) 930-9725

If to the Investor:                As set forth on the signature page hereto

with a copy to:                    Kevin A. Prakke, Esq.
(shall not constitute notice)      Wyrick Robbins Yates & Ponton LLP
                                   4101 Lake Boone Trail, Suite 300
                                   Raleigh, North Carolina 27607
                                   Telephone: (919) 781-4000
                                   Facsimile: (919) 781-4865

Either party hereto may from time to time change its address or facsimile number for notices under this Section 12.1 by giving written notice of such changed address or facsimile number to the other party hereto as provided in this
Section 12.1.

                                  ARTICLE XIII

                                  Miscellaneous

Section 13.1. Counterparts; Facsimile. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original.

Section 13.2. Entire Agreement. This Agreement and the other Transaction Documents, which include, but are not limited to, the Debenture, the Warrants, the Escrow Agreement and the Registration Rights Agreement, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as if fully set forth herein. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 13.3. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

Section 13.4. Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 13.5. Replacement of Certificates. Upon (i) receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a certificate representing the Debenture or any Conversion Shares or Warrants or any Warrant Shares and (ii) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form to the Company (which shall not include the posting of any bond unless required by the Company's transfer agent) or
(iii) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.

Section 13.6. Fees and Expenses. Up to a maximum of $10,000, the Company shall pay the fees, expenses and disbursements of the Investor, including fees, expenses and disbursements of the Investor's legal counsel, accountants and escrow agent, in connection with the drafting, negotiation and closing of the transactions contemplated hereby. The Company shall also reimburse the Investor for its reasonable expenses and legal fees incurred in enforcing this Agreement or in any amendments, modifications or waivers with respect thereto. The Company shall be responsible for all fees and expenses of any of its financial advisors or selling agents. The Company's obligations under this Section 13.6 shall arise and remain in force whether or not any closing occurs hereunder, unless such failure to close is solely the result of default by the Investor.

Section 13.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Company or the Investor or any subsequent holder of any Debenture or Warrants upon any breach, default or noncompliance of the Investor, any subsequent holder of any Debenture or Warrants or the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of the Company or the Investor of any breach, default or noncompliance under this Agreement or any waiver on the Company's or the Investor's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing and that all remedies, either under this Agreement, by law, or otherwise afforded to the Company and the Investor, shall be cumulative and not alternative.


Section 13.8. Amendments and Waivers. Except as otherwise expressly provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) with the written consent of the Company and the Investor or its transferees holding at least sixty percent (60%) of the outstanding indebtedness and Conversion Shares; provided, however, that no such amendment or waiver shall reduce the aforesaid percentage of Conversion Shares required under this Section
13.8. Any amendment or waiver effected in accordance with this Section 13.8 shall be binding upon the Investor and each transferee of the securities issuable hereunder. Upon the effectuation of each such amendment or waiver, the Company shall promptly give written notice thereof to the Investor (or its transferees) who have not previously consented thereto in writing.

Section 13.9. Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given trading day for purposes of this Agreement and the other Transaction Documents shall be Bloomberg, L.P. or any successor thereto.


                                   * * * * * *

     IN WITNESS WHEREOF, the parties hereto have caused this 8% Series B Unsecured Convertible Debenture and Warrants Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                  Airtrax, Inc.


                                By: /s/ Peter Amico
                                    ---------------
                                    Name: Peter Amico
                                    Title: President




Address: 33 Prince Arthur Avenue         Investor: Excalibur Limited Partnership
Toronto, Ontario, Canada M5R I B2        By: Excalibur Capital Management, Inc.
Fax: 416-964-8868
Principal Amount of
Debenture Purchased:  $500,000           By:  /s/ William Hechter
                                              -------------------
                                              Name: William Hechter, President

                             DISCLOSURE SCHEDULE TO
            8% SERIES B UNSECURED CONVERTIBLE DEBENTURE AND WARRANTS
                               PURCHASE AGREEMENT

dated as of May 31, 2005 by and, among Airtrax, Inc., a New Jersey corporation (the "Company"), and purchaser identified on the signature page hereto (each, including its successors and assigns, a "Purchaser")

                                 Schedule 4.3

                                 Capitalization

                      Registration and Anti-Dilution Rights

1,812,403 shares of Common Stock and warrants to purchase 906,200 shares of Common Stock pursuant to certain Subscription Agreements.

3,846,153 shares of Common Stock and 1,923,077 Class A warrants and 961,538 Class B warrants pursuant to a Subscription Agreement dated February 11, 2005.

1,640,000 shares of Common Stock and warrants to purchase 820,000 shares of Common Stock pursuant to a Purchase Agreement and certain Joinders to the Purchase Agreement dated November 22, 2004 and November 23, 2004, respectively.

2,615,375 warrants exercisable at $1.25 per share.

865,000 warrants exercisable at $2.50 per share.

Warrants to purchase 164,000 shares of Common Stock issued to First Montauk Securities Corp., as the Company's placement agent pursuant to a Purchase Agreement dated November 22, 2004.

Warrants to purchase 100,000 shares of Common Stock issued to First Montauk Securities Corp. pursuant to an Advisory Agreement dated September 20, 2004.

Options to purchase 900,000 shares of Common Stock to be issued to Fil Filipov in consideration of the proposed acquisition of Filco GmbH.

Options to purchase 100,000 shares of Common Stock to be issued to Fil Filipov in consideration of his services as a Director for two years beginning December 7, 2004.

                                  Schedule 4.24

                                  Finder's Fees

To First Montauk Securities Corp.
---------------------------------

$65,000, representing a 10% cash fee and 3% non-accountable expense allowance

38,462 Warrants at an exercise price of $2.11 to be issued as follows:

         4,808 Warrants to First Montauk Securities Corp.
         2,404 Warrants to Herb Kurinsky
         2,404 Warrants to Victor K. Kurylak
         13,173 Warrants to Ernest Pellegrino
         13,173 Warrants to Max Povolotsky
         2,500 Warrants to Angela Metelitsa